WAIVER

This WAIVER (this “Waiver”) is issued, consented to, made and entered into as of May 13, 2016 by the beneficial owners of PIK Notes (as defined below) set forth on Schedule I hereto (with the authorization and consent, and as proxies on behalf, of Cede & Co. (in its capacity as the Holder of the Global Notes(s) representing the PIK Notes, “Cede”)) and Cede (which has consented to and authorized this Waiver in an instrument being delivered concurrently with the execution hereof) (each, a “Waiving Noteholder,” and collectively, the “Waiving Noteholders”), and relates to a waiver, modification and consent under the Indenture, dated as of September 13, 2012 (the “Base Indenture”), entered into by and among Catalyst Paper Corporation, a corporation incorporated under the laws of Canada (the “Company”), the Guarantors (as defined therein), Wilmington Trust, National Association, as trustee, and Computershare Trust Company of Canada, as collateral trustee, as supplemented by the First Supplemental Indenture, dated as of September 13, 2012 (the “First Supplemental Indenture”), the Second Supplemental Indenture, dated as of September 13, 2012 (the “Second Supplemental Indenture”), the Third Supplemental Indenture, dated as of March 20, 2014 (the “Third Supplemental Indenture”), the Fourth Supplemental Indenture, dated as of January 7, 2015 (the “Fourth Supplemental Indenture” and together with the Base Indenture, First Supplemental Indenture, the Second Supplemental Indenture and the Third Supplemental Indenture, collectively, as the same may be further amended, supplemented or otherwise modified from time to time, the “Indenture”). Capitalized terms used herein and not otherwise defined herein have the respective meanings given to such terms in the Indenture.

RECITALS

WHEREAS, pursuant to Section 10.13 of the First Supplemental Indenture, upon the occurrence of a Change of Control Triggering Event, the Company shall be obligated to make a Change of Control Offer for all of the outstanding PIK Toggle Senior Secured Notes due 2017 (the “PIK Notes”) at a Change of Control Purchase Price equal to 101% of the principal amount thereof, plus accrued and unpaid interest to the Change of Control Payment Date;

WHEREAS, a Change of Control Triggering Event (a) could, arguendo, have occurred or hereafter occur as a result of (i) the Waiving Noteholders, arguendo, becoming or otherwise being deemed to constitute a group of related Persons under Rule 13d-5(b)(1) or any successor rule or regulation promulgated under the Exchange Act or otherwise for purposes of Section 13(d) of the Exchange Act (although the Waiving Noteholders expressly disclaim that they constitute, or ever have constituted, such a group) in connection with such Waiving Noteholders’ actions, omissions or other involvement of any kind or description with respect to a potential or actual Transaction (as such term is defined below) and (ii) such purported group of related persons being the beneficial owner (as defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) collectively, directly or indirectly, of 50% or more of the total voting power of the Common Stock of the Company (the events in sub-clauses (i) and (ii) of this clause (a), collectively, the “Group Event”) and (b) would occur in the event that a Transaction is consummated (the “Transaction Event”);

WHEREAS, the provisions under Section 10.13 of the First Supplemental Indenture may be waived or modified with the written consent of the Holders of a majority in aggregate principal amount of the PIK Notes;

WHEREAS, (i) the Persons set forth on Schedule I collectively beneficially own a majority in aggregate principal amount of the PIK Notes and (ii) Cede (as the Holder of a majority in aggregate principal amount of the PIK Notes), has authorized and consented to such Persons set forth on Schedule I executing this Waiver, and designated them as proxies for such purpose, all in accordance with Section 3.3(i) of the Indenture;

WHEREAS, concurrently herewith, Cede is consenting to this Waiver, including the terms hereof; and

WHEREAS, the Waiving Noteholders wish to waive, and consent to the waiver of, the Company’s obligation to comply with Section 10.13 of the First Supplemental Indenture to the extent and in the manner hereinafter set forth.

WAIVER

NOW, THEREFORE, in consideration of the premises, agreements and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Waiving Noteholders hereby waive, modify, consent and agree as follows:

1.1	Waivers. The Waiving Noteholders fully and completely waive, and consent to the waiver of (the “Waiver”), the Company’s obligation to comply with (i) the provisions of Section 10.13 of the First Supplemental Indenture with respect to the requirement to make a Change of Control Offer upon the occurrence of a Change of Control Triggering Event resulting from, or in connection with, the occurrence of a Group Event and/or a Transaction Event at any time prior to the date hereof through the date that is six (6) months following the date hereof (such period, the “Waiver Period”), and (ii) any other provision of the Indenture which would result in the requirement to make a Change of Control Offer as a result of, or in connection with, the occurrence of a Group Event and/or a Transaction Event during the Waiver Period. Unless the Waiver Period is extended in accordance with the terms of the Indenture, the Waiver shall not be operative with respect to any activity which may occur following the Waiver Period.

1.2	Holdings. The undersigned represent and warrant that they beneficially own a majority in aggregate principal amount of the PIK Notes, collectively.

1.3	Transaction. As used herein, the term “Transaction” means a Change of Control consummated during the Waiver Period pursuant to which any Person acquires in excess of 50% of the Common Stock of the Company or an Affiliate thereof, in each case, from the Waiving Noteholders, on a pro rata basis in proportion to the respective holdings of Common Stock of such Waiving Noteholders; it being understood that if any Waiving Noteholder does not agree to sell, transfer or otherwise dispose of its Common Stock of the Company in connection with a transaction in which any other Waiving Noteholder sells, transfers or otherwise disposes of its Common Stock of the Company, such transaction shall in no event constitute a Transaction for all purposes hereunder.

1.4	Governing Law. This Waiver will be governed by and construed in accordance with the laws of the State of New York, without giving effect to any choice of law principles.

1.5	Counterparts; Severability; Effectiveness. This Waiver may be executed in one or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument. Wherever possible, each provision of this Waiver shall be interpreted in such a manner as to be effective and valid under applicable law and the Indenture, but if any provision of this Waiver shall be prohibited by or invalid under applicable law or the Indenture, such provision shall be ineffective exclusively to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Waiver, which shall remain in full force and effect and continue to be binding. This Waiver will become effective when (i) one or more counterparts have been signed, or otherwise consented to and approved by, Waiving Noteholders who beneficially own a majority in aggregate principal amount of the PIK Notes, (ii) Cede has consented to the Waiver, and/or authorized or empowered by proxy its execution by beneficial owners of the PIK Notes, and (iii) it is delivered to the Trustee.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the Parties have executed this Waiver as of the date first written above.

IN WITNESS WHEREOF, the Parties have executed this Waiver as of the date first written above.

WAIVING NOTEHOLDERS:

Mudrick Distressed Opportunity Specialty Fund, L.P.

By:	/s/ Trevor Wiessmann, Esq.
Name: Trevor Wiessmann, Esq.
Title: Corporate Secretary

Blackwell Partners LLC – Series A

By:	/s/ Trevor Wiessmann, Esq.
Name: Trevor Wiessmann, Esq.
Title: Corporate Secretary

Boston Patriot Batterymarch St LLC

By:	/s/ Trevor Wiessmann, Esq.
Name: Trevor Wiessmann, Esq.
Title: Corporate Secretary

Mudrick Distressed Opportunity Fund Global, L.P.

By:	/s/ Trevor Wiessmann, Esq.
Name: Trevor Wiessmann, Esq.
Title: Corporate Secretary

[Signature Page to Waiver]

Cyrus Opportunities Master Fund II, Ltd.

By: Cyrus Capital Partners, L.P., its investment manager

By:	/s/ Jennifer M. Pulick
Name: Jennifer M. Pulick
Title: Authorized Signatory

Cyrus Opportunities Fund II, L.P.

By: Cyrus Capital Partners, L.P., its investment manager

By:	/s/ Jennifer M. Pulick
Name: Jennifer M. Pulick
Title: Authorized Signatory

CRS Master Fund, L.P.

By: Cyrus Capital Partners, L.P., its investment manager

By:	/s/ Jennifer M. Pulick
Name: Jennifer M. Pulick
Title: Authorized Signatory

CYR Fund, L.P.

By: Cyrus Capital Partners, L.P., its investment manager

By:	/s/ Jennifer M. Pulick
Name: Jennifer M. Pulick
Title: Authorized Signatory

[Signature Page to Waiver]

Crescent 1, L.P.

By: Cyrus Capital Partners, L.P., its investment manager

By:	/s/ Jennifer M. Pulick
Name: Jennifer M. Pulick
Title: Authorized Signatory

Cyrus Select Opportunities Master Fund, Ltd.

By: Cyrus Capital Partners, L.P., its investment manager

By:	/s/ Jennifer M. Pulick
Name: Jennifer M. Pulick
Title: Authorized Signatory

Cyrus Select Opportunities Fund, L.P.

By: Cyrus Capital Partners, L.P., its investment manager

By:	/s/ Jennifer M. Pulick
Name: Jennifer M. Pulick
Title: Authorized Signatory

[Signature Page to Waiver]

Oaktree Opps IX Holdco Ltd.

By:	Oaktree Capital Management, L.P.
Its:	Director

By:	/s/ Brook Hinchman
Name:	Brook Hinchman
Title:	Senior Vice President

By:	/s/ Emily Stephens
Name:	Emily Stephens
Title:	Managing Director

Oaktree Opps IX (PARALLEL 2) Holdco Ltd.

By:	Oaktree Capital Management, L.P.
Its:	Director

By:	/s/ Brook Hinchman
Name:	Brook Hinchman
Title:	Senior Vice President

By:	/s/ Emily Stephens
Name:	Emily Stephens
Title:	Managing Director

[Signature Page to Waiver]

Oaktree Value Opportunities Fund, L.P.

By:	Oaktree Value Opportunities Fund GP, L.P.
Its:	General Partner

By:	Oaktree Value Opportunities Fund GP Ltd.
Its:	General Partner

By:	Oaktree Capital Management, L.P.
Its:	Director

By:	/s/ Brook Hinchman
Name:	Brook Hinchman
Title:	Senior Vice President

By:	/s/ Emily Stephens
Name:	Emily Stephens
Title:	Managing Director

[Signature Page to Waiver]

SCHEDULE I

Waiving Noteholders

Oaktree Opps IX Holdco Ltd.

Oaktree Opps IX (P2) Holdco Ltd.

Oaktree Value Opportunities Fund, LP

Mudrick Distressed Opportunity Specialty Fund, L.P.

Blackwell Partners LLC – Series A

Boston Patriot Batterymarch St LLC

Mudrick Distressed Opportunity Fund Global, L.P.

Cyrus Opportunities Master Fund II, Ltd.

Cyrus Opportunities Fund II, L.P.

CRS Master Fund, L.P.

CYR Fund, L.P.

Crescent 1, L.P.

Cyrus Select Opportunities Master Fund, Ltd.

Cyrus Select Opportunities Fund, L.P.